FORM OF VOTING AGREEMENT
     This Voting Agreement (this “Agreement”), is made and entered into as of July 21, 2007, by and between ev3 Inc., a Delaware corporation (“Parent”), and the undersigned stockholder (“Stockholder”) of FoxHollow Technologies, Inc., a Delaware corporation (the “Company”).
Recitals
     A. Concurrently with the execution of this Agreement, Parent, Foreigner Merger Sub, Inc., a Delaware corporation and a wholly owned first-tier subsidiary of Parent (“Merger Sub”), and the Company are entering into an Agreement and Plan of Merger (as may be amended from time to time, the “Merger Agreement”), pursuant to which Merger Sub will be merged with and into the Company (the “Merger”). Capitalized terms used but not defined herein shall have the meanings given to them in the Merger Agreement.
     B. Stockholder is the record and beneficial owner of such number of outstanding shares of Company Common Stock as is indicated on the signature pages to this Agreement.
     C. As a material inducement to enter into the Merger Agreement, Parent desires Stockholder to agree, and Stockholder is willing to agree, to vote the Shares (as defined in Section 1.1 below), and such other shares of capital stock of the Company over which Stockholder has voting power, so as to facilitate consummation of the Merger.
     In consideration of the foregoing and the representations, warranties, covenants and agreements set forth in this Agreement, the parties agree as follows:
1.	Voting of Shares.
     1.1 Shares. The term “Shares” shall mean all issued and outstanding shares of Company Common Stock owned of record and beneficially owned by Stockholder or over which Stockholder exercises sole voting power, in each case, as of the date of this Agreement. Stockholder agrees that any shares of capital stock of the Company that Stockholder purchases or with respect to which Stockholder otherwise acquires beneficial ownership or over which Stockholder exercises sole voting power after the date of this Agreement and prior to the termination of this Agreement pursuant to Section 4 below shall be subject to the terms and conditions of this Agreement to the same extent as if they constituted Shares as of the date hereof.
     1.2 Agreement to Vote Shares. Stockholder hereby covenants and agrees that during the period commencing on the date hereof and continuing until this Agreement terminates pursuant to Section 4 hereof, at any meeting (whether annual or special and whether or not an adjourned or postponed meeting) of the stockholders of the Company, however called, and in any action by written consent of the stockholders of the Company, Stockholder shall appear at the meeting or otherwise cause any and all Shares to be counted as present thereat for purposes of establishing a quorum and vote (or cause to be voted) any and all Shares: (i) in favor of the Company Stockholder Proposal (which includes approval of the Merger and the Merger Agreement); and (ii) against any of the following (or any agreement to enter into, effect, facilitate or support any of the following): (A) any Acquisition Proposal; (B) any merger agreement or merger (other than the Merger Agreement and the Merger), consolidation, combination, sale of substantial assets, reorganization, recapitalization, dissolution, liquidation or winding up of or by the Company; or (C) any amendment of the Company’s Certificate of Incorporation or Bylaws or any other proposal or transaction involving the Company, the purpose of which amendment or other proposal or transaction is to delay, prevent or nullify the Merger or the transaction contemplated by the Merger Agreement or change in any manner the voting rights of any capital stock of the Company (collectively, “Frustrating Transactions”). Stockholder further agrees not to enter into any agreement or understanding with any person or entity the effect of which would be inconsistent with or violative of any provision contained in this Section 1.2. Any vote by the Stockholder that is not in accordance with this Section 1.2 shall be considered null and void, and the provisions of Section 1.3 shall be deemed to take immediate effect. Notwithstanding anything to the contrary contained herein, nothing in this Agreement shall be construed to limit or restrict Stockholder from acting in his or her capacity as a director of the Company or voting in Stockholder’s sole discretion on any matter other than those matters referred to in the first sentence of this Section 1.2.
     1.3 Irrevocable Proxy. The Stockholder hereby irrevocably grants to, and appoints, Parent and any designee of Parent, and each of them individually, as the Stockholder’s proxy and attorney-in-fact (with full power of substitution and resubstitution), for and in the name, place and stead of the Stockholder, to vote the Shares of the Stockholder, or grant a consent or approval in respect of the Shares of the Stockholder in a manner consistent with Section 1.2. The Stockholder understands and acknowledges that Parent is entering into the Merger Agreement in reliance upon the Stockholder’s execution and delivery of this Agreement. The Stockholder hereby affirms that the irrevocable proxy set forth in this Section 1.3 is given in connection with the execution of the Merger Agreement, and that such irrevocable proxy is given to secure the performance of the duties of the Stockholder under this Agreement. The Stockholder agrees that this proxy shall be irrevocable during the term of this Agreement and is coupled with an interest sufficient at law to support an irrevocable proxy and given to Parent as an inducement to enter into the Merger Agreement and, to the extent permitted under applicable law, shall be valid and binding on any person to whom a Stockholder may transfer any of his, her or its Shares in breach of this Agreement. The Stockholder hereby ratifies and confirms all that such irrevocable proxy may lawfully do or cause to be done by virtue hereof. All authority herein conferred or agreed to be conferred shall survive the death or incapacity of the Stockholder and any obligation of the Stockholder under this Agreement shall be binding upon the heirs, personal representatives, successors and assigns of the Stockholder. Notwithstanding anything to the contrary herein, the irrevocable proxy granted hereunder shall automatically terminate upon the termination of this Agreement pursuant to Section 4 hereof.
     1.4 Adjustments Upon Changes in Capitalization. In the event of any change in the number of issued and outstanding shares of Company Common Stock by reason of any stock split, reverse split, stock dividend (including any dividend or distribution of securities convertible into Company Common Stock), combination, reorganization, recapitalization or other like change, conversion or exchange of shares, or any other change in the corporate or capital structure of the Company, the term “Shares” shall be deemed to refer to and include the Shares as well as all such stock dividends and distributions and any shares into which or for which any or all of the Shares may be changed or exchanged.

2.	Other Restrictions.
     2.1 Transfers and Other Restrictions. Stockholder represents, covenants and agrees that, except as contemplated by this Agreement: (i) Stockholder shall not, directly or indirectly, during the period commencing on the date hereof and continuing until this Agreement terminates pursuant to Section 4 hereof, (A) offer for sale or agree to sell, transfer, tender, assign, pledge, hypothecate or otherwise dispose of or enter into any contract, option or other arrangement or understanding with respect to, or consent to, the offer for sale, sale, transfer, tender, pledge, hypothecation, encumbrance, assignment or other disposition of, or create any Lien of any nature whatsoever with respect to, any or all of the Shares or any interest therein (each such transaction, a “Transfer”); provided, however, that nothing in this Section 2.1 shall prevent or prohibit Stockholder from a Transfer or Transfers of Shares pursuant to Rule 144 of the Securities Act of 1933, as amended, during the period commencing on the date hereof and continuing until this Agreement terminates pursuant to Section 4 hereof; provided further, that with respect to Shares held by John B. Simpson and his affiliates (“Simpson”), nothing in this Section 2.1 shall prevent or prohibit Simpson from a Transfer or Transfers of Shares pursuant to the 10b5-1 trading plans (the “Plans”) in effect on the date hereof and continuing until this Agreement terminates pursuant to Section 4 hereof, provided that any such Transfer is made pursuant to Rule 144 and that Simpson does not modify or amend the Plans as a part of a plan or scheme to evade the prohibitions set forth in this Agreement; or (B) take any action that could make any of its representations or warranties contained herein untrue or incorrect or could have the effect of preventing or disabling the Stockholder from performing any of its obligations hereunder; (ii) Stockholder shall not grant any proxy or power of attorney, or deposit any Shares into a voting trust or enter into a voting agreement or other arrangement, with respect to the voting of Shares (each a “Voting Proxy”) except as provided by this Agreement; and (iii) Stockholder has not granted, entered into or otherwise created any Voting Proxy which is currently (or which will hereafter become) effective, and if any Voting Proxy has been created, such Voting Proxy is hereby revoked.
     2.2 No Appraisal Rights. The Stockholder hereby waives, and agrees not to exercise or assent to, any appraisal rights under Section 262 in connection with the Merger.
3. Representations and Warranties of Stockholder. Stockholder represents and warrants to Parent that:
     3.1 Authority; Validity. Stockholder has all requisite capacity, power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by Stockholder and the consummation by Stockholder of the transactions contemplated hereby have been duly and validly authorized by all necessary action on the part of Stockholder. This Agreement has been duly executed and delivered by Stockholder and, assuming the due authorization, execution and delivery of this Agreement by Parent, this Agreement constitutes the legal, valid and binding obligation of the Stockholder, enforceable against the Stockholder in accordance with its terms subject, as to enforcement of remedies, to bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the rights and remedies of creditors generally and to the effect of general principles of equity. No consent, approval, order, authorization or permit of, or registration, declaration or filing with, or notification to, any Governmental Entity is required to be obtained or made by or with respect to the Stockholder in connection with the execution, delivery and performance of this Agreement or the consummation of the transactions contemplated hereby, other than (i) compliance with and filings under the HSR Act, if applicable to the Stockholder’s receipt in the Merger of Parent Common Stock, and (ii) such reports under Sections 13(d) and 16 of the Exchange Act as may be required in connection with this Agreement and the transactions contemplated hereby. If this Agreement is being executed in a representative or fiduciary capacity with respect to Stockholder, the person signing this Agreement has full power and authority to enter into and perform this Agreement.
     3.2 Non-Contravention. The execution, delivery and performance of this Agreement does not, and the consummation of the transactions contemplated hereby and compliance with the provisions hereof will not, contravene, conflict with, or result in any violation of, breach of or default by (with or without notice or lapse of time, or both) Stockholder under, or give rise to a right of termination, cancellation or acceleration of any obligation under, or result in the creation of any Lien (other than pursuant to this Agreement) upon any of the properties or assets of Stockholder under, any provision of (i) any loan or credit agreement, note, bond, mortgage, indenture, lease or other agreement, instrument, permit, concession, franchise or license applicable to Stockholder or (ii) any judgment, order, decree, statute, law, ordinance, injunction, rule or regulation applicable to Stockholder or any of Stockholder’s properties or assets, other than any such conflicts, violations, defaults, rights, or Liens that, individually or in the aggregate, would not impair the ability of Stockholder to perform Stockholder’s obligations hereunder or prevent, limit or restrict in any respect the consummation of any of the transactions contemplated hereby. There is no beneficiary or holder of a voting trust certificate or other interest of any trust of which Stockholder is settlor or trustee or any other person or entity, including any Governmental Entity, whose consent, approval, order or authorization is required by or with respect to Stockholder for the execution, delivery and performance of this Agreement by Stockholder or the consummation by Stockholder of the transactions contemplated hereby.
     3.3 Title. As of the date hereof, Stockholder is the record and beneficial owner of and has good and marketable title to the shares of Company Common Stock indicated on the signature pages hereto, free and clear of any Liens. The number of Shares set forth on the signature pages hereto are the only Shares owned of record or beneficially owned by Stockholder or over which Stockholder exercises sole voting power and, except as set forth on such signature pages, Stockholder holds no options or warrants to purchase or rights to subscribe for or otherwise acquire any securities of the Company and has no other interest in or voting rights with respect to any securities of the Company.
     3.4 Power. Stockholder has sole voting power and sole power to issue instructions with respect to the matters set forth in Section 1 and Section 2 hereof and sole power to agree to all of the matters set forth in this Agreement, in each case with respect to all of the Shares, with no limitations, qualifications or restrictions on such rights.
     3.5 Absence of Litigation. As of the date hereof, there is no litigation, suit, claim, action, proceeding or investigation pending or, to the knowledge of the Stockholder, threatened against the Stockholder, or any property or asset of the Stockholder, before any Governmental Entity that seeks to delay or prevent the consummation of the Merger or of the transactions contemplated by the Merger Agreement.

4. Effectiveness; Termination; No Survival. This Agreement shall become effective upon its execution by Stockholder and Parent. This Agreement may be terminated at any time by mutual written consent of Stockholder and Parent. This Agreement, and the obligations of Stockholder hereunder, including, without limitation, Stockholder’s obligations under Section 1 and Section 2 above, shall terminate, without any action by the parties hereto, upon the earlier to occur of the following: (i) the Effective Time; and (ii) such date and time as the Merger Agreement shall have been validly terminated pursuant to Article VII thereof. Nothing in this Section 4 shall relieve any party of liability for breach of this Agreement.
5. Further Assurances. Subject to the terms of this Agreement, from time to time, Stockholder shall execute and deliver such additional documents and use commercially reasonable efforts to take, or cause to be taken, all such further actions, and to do or cause to be done, all things reasonably necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated by this Agreement.
6. Miscellaneous.
     6.1 Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated, so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, void or unenforceable, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that transactions contemplated hereby are fulfilled to the extent possible.
     6.2 Binding Effect and Assignment. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns, but, except as otherwise specifically provided herein, neither this Agreement nor any of the rights, interests or obligations of the parties hereto may be assigned by either of the parties without the prior written consent of the other. Any purported assignment in violation of this Section 6.2 shall be void.
     6.3 Amendments and Modification. This Agreement may not be modified, amended, altered or supplemented except upon the execution and delivery of a written agreement executed by the parties hereto.
     6.4 Specific Performance; Injunctive Relief; Attorneys Fees. The parties hereto acknowledge that Parent will be irreparably harmed and that there will be no adequate remedy at law for a violation of any of the covenants or agreements of Stockholder set forth herein. Therefore, it is agreed that, in addition to any other remedies that may be available to Parent upon any such violation, Parent shall have the right to enforce such covenants and agreements by specific performance, injunctive relief or by any other means available to Parent at law or in equity and Stockholder hereby irrevocably and unconditionally waives any objection to Parent seeking so to enforce such covenants and agreements by specific performance, injunctive relief and other means. If any action, suit or other proceeding (whether at law, in equity or otherwise)

is instituted concerning or arising out of this Agreement or any transaction contemplated hereunder, the prevailing party shall recover, in addition to any other remedy granted to such party therein, all such party’s costs and attorneys fees incurred in connection with the prosecution or defense of such action, suit or other proceeding.
     6.5 Notices. All notices and other communications hereunder shall be in writing and shall be deemed given upon delivery either personally or by commercial delivery service, or sent via facsimile (receipt confirmed) to the parties at the following addresses or facsimile numbers (or at such other address or facsimile numbers for a party as shall be specified by like notice):
     if to Parent, to:
ev3 Inc.
9600 54th Avenue North, Suite 100
Plymouth, MN 55442
Facsimile: (763) 398-7200
Attention: Kevin Klemz
     with copies to:
Oppenheimer Wolff & Donnelly LLP
Plaza VII, Suite 3300
45 South Seventh Street
Minneapolis, MN 55402
Facsimile: (612) 607-7100
Attention: Bruce A. Machmeier, Esq.
if to Stockholder, at its address set forth on the signature pages hereto, with a copy (which shall not constitute notice) to each of:
FoxHollow Technologies, Inc.
740 Bay Road
Redwood City, CA 94063
Facsimile: (650) 839-7920
Attention: John Simpson, M.D.
and
Wilson Sonsini Goodrich & Rosati
Professional Corporation
650 Page Mill Road
Palo Alto, California 94304
Facsimile: (650) 493-6811
Attention: Martin W. Korman, Esq.
                    Robert T. Ishii, Esq.
                    Philip Oettinger, Esq.

     6.6 Governing Law; Submission to Jurisdiction. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, regardless of the laws that might otherwise govern under applicable principles of conflicts of law thereof. The parties hereby irrevocably and unconditionally consent to submit to the exclusive jurisdiction of the courts of the United States of America located in the State of Delaware for any actions, suits or proceedings arising out of or relating to this Agreement (and the parties agree not to commence any action, suit or proceeding relating thereto except in such courts), and further agree that service of any process, summons, notice or document by U.S. certified mail shall be effective service of process for any action, suit or proceeding brought against the parties in any such court. The parties hereby irrevocably and unconditionally waive any objection to the laying of venue of any action, suit or proceeding arising out of this Agreement in the courts of the United States of America located in the State of Delaware, and hereby further irrevocably and unconditionally waive and agree not to plead or claim in any such court that any such action, suit or proceeding brought in any such court has been brought in an inconvenient forum.
     6.7 Entire Agreement. The Merger Agreement and this Agreement constitute and contain the entire agreement and understanding of the parties with respect to the subject matter hereof and supersede any and all prior negotiations, correspondence, agreements, understandings, duties or obligations between the parties respecting the subject matter hereof.
     6.8 Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.
     6.9 Captions. The captions to sections of this Agreement have been inserted only for identification and reference purposes and shall not be used to construe or interpret this Agreement.
     6.10 Stockholder Capacity. Stockholder has executed this Agreement solely in its capacity as the record and/or beneficial holder of Shares.
[signature page follows]

     In Witness Whereof, the parties hereto have caused this Voting Agreement to be executed as of the date first above written.

ev3 Inc.

By:

Name:
Title:

Stockholder:

(Stockholder Name)

By:

Name:
Title:

Stockholder’s Address for Notice:

Attention:

Outstanding Shares of Company Common Stock Beneficially Owned by Stockholder:

Options, Warrants or Rights to purchase Company Common Stock Beneficially Owned by Stockholder: